Exhibit 32.2

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alan Stewart, certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of SoundThinking, Inc. for the year ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SoundThinking, Inc.

Date: April 1, 2024	/s/ Alan Stewart
Alan Stewart
Chief Financial Officer